LICENSING / PURCHASE AGREEMENT


                          Dated as of January 31, 2005


                                      Among


                             THE CHELSEA COLLECTION


                                       and


                            GATEWAY DISTRIBUTORS LTD



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    THIS AGREEMENT ("Agreement"), dated as of January 27 2005 , is by and among
    Gateway Distributors Ltd, a Nevada Corporation ("Gateway") and The Chelsea
                                                    ----------
                Collection Inc, a Nevada corporation ("Chelsea")

                                    RECITALS

     A.  "Chelsea"  has the right to purchase all of the rights, trademarks, and
         ---------
formulas of all the GH-3 products exclusively upon satisfactory completion of all obligations owed to Francois Vautour in agreement dated November 25, 2003.

     B. The parties hereto wish to provide for the terms and conditions upon which the "Gateway" will acquire the licensing rights to the GH-3. This will allow "Gateway" to solicit investors and licensees.

     C. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with the licensing agreement, also to prescribe various conditions to such transaction.

                                    AGREEMENT

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                    ---------

                               LICENSING AGREEMENT
                               -------------------
1.  Licensing  .  Upon  satisfaction  of  all  conditions  to the obligations of
    ------------
the parties contained herein to Francois Vautour as set forth in the Agreement dated Nov. 25, 2003, (other than such conditions as shall have been waived in accordance with the terms hereof), "Chelsea" shall give the licensing rights to Gateway Distributors Ltd for the G-H-3 Therapy. "Gateway will promote and seek investors and licensees for the G-H-3 for "Chelsea."
     a. Licensing rights of the GH-3 by Chelsea included shall be conveyed free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim, easement, right-of-way, tenancy, covenant, encroachment, restriction or change of any kind or nature. (Whether or not of record) This will only be the case once the obligations to Francois Vautour set forth in the Agreement dated November 25, 2003 have been totally satisfied.

2.   Purchase Price.  "Chelsea" shall compensate "Gateway" 15% of all revenues
     ---------------
generated related to the G-H-3 Therapy and products as a finders fee.
     a. Inventory Stream. Inventory will be the responsibility of the Licensee
        -----------------
     and/or clinic. The products will be purchased direct from the manufacturer designated by Francois Vautour. No changes in production, formulation, marketing material, manufacturers etc. can only be made by written approval of Francois Vautour.
     b.  Revenue  Payment.  "Chelsea"  will pay 15% of all revenues generated by
         -----------------  ---------


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
     "Gateway" related to the GH 3 Therapy and its products minus cost of goods according to GAP rules.

     c. Francois Vautour will receive ten million shares of Preferred Class B stock to be issued upon signing of this agreement. Certificates will be issued and forwarded to Francois Vautour as soon as possible, however no later than February 5, 2005.

     d. This agreement will not in any way jeopardize any terms of the Agreement dated November 25, 2003 between Francois Vautour and The Chelsea Collection.

     e. In the event Chelsea sells its rights to the GH 3 Therapy or the GH-3 PLUS products, to any other entity, Francois Vautour, Rick Bailey and Flo Ternes shall each receive one-third of the total proceeds of said sale, whether the proceeds are received in cash or in the stock of an acquiring Chelsea. In the event Gateway sells substantially all of the stock in, or assets of, Gateway Corporation, Chelsea must approve of the Buyer of this agreement and Buyer must agree to all conditions within this agreement and continue the 15% payment on sale of Jeunesse products to The Chelsea Collection.

     f. This contract is unassignable without the debt owed to Francois Vautour being satisfied without the written approval of Francois Vautour.

     g. All third party licensing via Gateway must go through "Chelsea".


3.   Corporate  Organization.  The  "Gateway"  is  validly  existing and in good
     ------------------------       ---------
standing under the laws of the state of Nevada.

4.  Authorization. The "Chelsea" has full corporate power and authority to enter
    --------------     ---------
into this Agreement and the "Chelsea" Delivered Documents and to carry out the transactions contemplated herein and therein.

6.  Intellectual  Property Rights. The "Chelsea" has the right to purchase under
    ------------------------------     ---------
the Nov. 25, 2003 Agreement, the industrial and intellectual property rights, including without limitation the patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes and formulae (collectively, "Intellectual Property Rights"). To the knowledge of the
                        --------------------------------
"Chelsea" the use of all Intellectual Property Rights necessary or required for the conduct of the businesses of the "Chelsea" as presently conducted and as proposed to be conducted does not and, to the knowledge of the "Chelsea", will
                                                                 ----------
not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. The "Chelsea" does not own or use any
                                               ---------
Intellectual Property Rights pursuant to any written license agreement, except for the Nov. 25, 2003 Agreement with Francois Vautour, and has not granted any person or


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
entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights.

8. This Agreement is a licensing agreement and excludes any rights to the purchase of GH 3 Therapy and affiliated products. Purchase of the GH 3 Therapy must be negotiated separately with the "Chelsea". This does not effect the licensing agreement with The Chelsea Collection and Gateway as it relates to the Jeunesse skin care.

9.  Confidentiality.  Each of the parties hereto agrees that it will not use, or
    ----------------
permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or
 -------------
otherwise  than  in  connection  with  the  transaction,  and that they will not disclose, divulge, provide or make accessible, or permit the Disclosure of (collectively, "Disclose" or "Disclosure" as the case may be), any of the
                ----------      ------------
Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Law; provided, however, that prior to any Disclosure of
                              --------- --------
any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein shall not
                                          -------------
include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from who originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.


10.  Governing  Law.  This  Agreement  and the legal relations among the parties
     ---------------
hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

11.  Arbitration.  Any  controversy  or claim arising out of or relating to this
     ------------
Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in Las Vegas, Nevada by a panel of three arbitrators in accordance with the Commercial Arbitration


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
Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State, of Nevada for this purpose.

12.  Default.  If  Gateway fails to issue the stock to Francois Vautour, he will
     --------
exercise the right as President of "Chelsea" to withdraw the licensing agreement. Francois Vautour can cancel this agreement in writing with a thirty day notice.

13. If there is a breach of the contract between The Chelsea Collection, Inc. and Gateway Distributors, Ltd that results in litigation, the prevailing party shall be entitled to attorney's fees and costs in the arbitration process. This will also include Francois Vautour, Rick Bailey, and Florian Ternes as individuals.

14. The Chelsea Collection has the right to inspect and photo copy all accounting functions to verify the sales of the GH 3 Therapy.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. This agreement will supercede all previous agreements both written and verbal.


"GATEWAY"                                      "CHELSEA"


GATEWAY DISTRIBUTORS LTD                THE CHELSEA COLLECTION, INC.




By_________________________________     By_________________________________



  Rick Bailey                             Francois Vautour
  President / CEO                         President / CEO


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